UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  December 21, 2012

Commission File Number:  000-52735

MetaStat, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
20-8753132
(IRS Employer Identification No.)

8 Hillside Avenue, Suite 207, Montclair, New Jersey 07042
(Address of principal executive offices)

(973) 744-7618
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective as of December 21, 2012, the Board of Directors of MetaStat, Inc. (the "Company") appointed Oscar M. Bronsther, M.D., F.A.C.S., its Chief Executive Officer. Dr. Bronsther has been the Company's Chief Medical Officer and Chairman of our Board of Directors since April 7, 2012. Dr. Bronsther has retained his position as Chief Medical Officer but has resigned his position as Chairman of our Board of Directors. Dr. Bronsther will remain a member of our Board of Directors.

Effective as of December 21, 2012, Warren C. Lau resigned his position as Chief Executive Officer of the Company but has retained his positions as President and Chief Financial Officer of the Company. Mr. Lau will also remain a member of our Board of Directors.

Effective as of December 21, 2012, the Board of Directors of the Company appointed Johan M. (Thijs) Spoor as Chairman of our Board of Directors. Mr. Spoor has been a member of our Board of Directors since April 7, 2012.

Effective as of December 21, 2012, the Board of Directors of the Company appointed Daniel H. Schneiderman as Vice President of Finance. Mr. Schneiderman has served as the Company's Vice President and Controller since February 27, 2012.

Oscar M. Bronsther, M.D., F.A.C.S. is a Diplomat, American Board of Surgery, and since November 2008, has served as the Chairman, Section of General Surgery, at Inova Fairfax Hospital. Since September 2003, he has also served as Clinical Professor of Surgery at George Washington University in Washington, D.C. From 2005 to 2007, he served as Chairman of the Board of National Transplant Network. Dr. Bronsther received his B.A. from the University of Rochester in 1973, his M.D. from Downstate Medical Center in 1978, was a Fellow in Kidney Transplantation at Downstate Medical Center, and was a Fellow in Liver Transplantation at the University of Pittsburgh Center. Dr. Bronsther's broad range of experience in medicine, academia, and administration enable him to provide a unique and valuable perspective to our Board of Directors. Dr. Bronsther has no family relationship with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Dr. Bronsther had, or will have, a direct or indirect material interest.

Daniel H. Schneiderman has served as the Company's Vice President and Controller since February 27, 2012. Mr. Schneiderman has ten years of investment banking and corporate finance experience, focusing on private and public equity for small and mid-market capitalization companies mainly in the healthcare and life sciences sectors. Prior to joining the Company, he was senior vice president of investment banking for Burnham Hill Partners LLC, where he worked since 2008. From 2004 through 2008, Mr. Schneiderman was vice president of investment banking at Burnham Hill Partners, a division of Pali Capital, Inc. Previously, he worked at H.C. Wainwright & Co. in 2004 as an analyst. Mr. Schneiderman holds a Bachelor's Degree from Tulane University. Mr. Schneiderman has no family relationship with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Schneiderman had, or will have, a direct or indirect material interest.

The Company is in the process of negotiating employment agreements with Dr. Bronsther and Messrs. Lau and Schneiderman and intends to file a Current Report on Form 8-K to disclose the material terms of such employment agreements once they have been executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MetaStat, Inc.

Date:   December 26, 2012
By:	/s/ Warren C. Lau

Name: Warren C. Lau
Title: President